Exhibit 10.35

AMENDMENT TO

THE APPLIED IMMUNE TECHNOLOGIES LTD. SHARE OPTION PLAN (2014)

January 24, 2016

This AMENDMENT TO THE APPLIED IMMUNE TECHNOLOGIES LTD. SHARE OPTION PLAN (2014) (this “Amendment”) is effective as of the date first set forth above, such Amendment having been approved by the requisite parties in accordance with the terms of the Applied Immune Technologies Ltd. Share Option Plan (2014) and applicable law (as amended, the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1.    Amendment to the definition of “Significant Event” in Section 2.3 of the Plan. The definition of “Significant Event” in Section 2.3 of the Plan is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Significant Event”	Any of the following transactions, provided, however, that the Board shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Board determines shall not be a Significant Event; or

(v)   acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Significant Event.”

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IN WITNESS WHEREOF, the undersigned, being a duly elected and acting officer of Adicet Bio, Inc. (the “Company”), hereby certifies that the foregoing Amendment was duly approved and adopted in accordance with the Plan and all applicable laws by the Board of Directors of the Company and the stockholders of the Company, effective as of the date first referenced above.

By:	/s/ Aya Jakobovits
Name:	Dr. Aya Jakobovits
Title:	Chief Executive Officer

AMENDMENT TO

THE APPLIED IMMUNE TECHNOLOGIES LTD. SHARE OPTION PLAN (2014)